UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021 (June 28, 2021)

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	84-3721253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐   Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐   Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2021, Sriprasadh Cadambi, Chief Accounting Officer and Senior Vice President, Finance & Strategy of ZoomInfo Technologies Inc. (the “Company”) has returned from a temporary leave of absence. In connection with Mr. Cadambi’s return, effective June 28, 2021, Cameron Hyzer, the Company’s Chief Financial Officer, has ceased to serve as Acting Chief Accounting Officer. There have been no changes in Mr. Cadambi’s compensation arrangements.
Mr. Cadambi, age 44, served as a Partner at KPMG LLP beginning in October 2009, leading engagements with software and SaaS clients, and held other positions of increasing seniority at KPMG from May 1997 through February 2001 and from June 2001 through September 2009. Mr. Cadambi did not provide any services to the Company while at KPMG, and was fully withdrawn from the KPMG partnership prior to the effective date of his appointment of March 1, 2021. Mr. Cadambi also served as a Practice Fellow at the Financial Accounting Standards Board from August 2009 through October 2011. Mr. Cadambi is a certified public accountant and has received a bachelor’s degree from Loyola College, India, and a diploma in business finance from the Institute of Chartered Financial Analysts of India.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.

Date: June 30, 2021

	By:	/s/ Anthony Stark
	Name:	Anthony Stark
	Title:	General Counsel and Corporate Secretary